As filed with the Securities and Exchange Commission on July 22, 1998
                                       Registration No. 333-_____
==========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                          -------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                          -------------


           ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
      (Exact name of registrant as specified in its charter)

          Delaware                                 14-1801465
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

52 North Main Street, Gloversville, New York        12078-3084
(Address of principal executive offices)           (Zip Code)

        GLOVERSVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION
                   401(k) PROFIT SHARING PLAN
                           AND TRUST
                     (Full title of the plan)

                      Kip A. Weissman, P.C.
                      Craig M. Scheer, Esq.
                 Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                     1100 New York Ave., N.W.
                     Washington, D.C.  20005
             (Name and address of agent for service)
                          (202) 414-6100
  (Telephone number, including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE

===============================================================================================
                                          Proposed maximum   Proposed maximum
Title of securities      Amount to be      offering price        aggregate        Amount of
 to be registered         registered         per share        offering price   registration fee
-------------------     -------------    ----------------    ----------------  ----------------

Common Stock, par
 value $.01 per share    20,000 shares(1)    $13.625(2)         $272,500(2)       $81.00(2)

Interests in Plan(3)       N/A(3)             N/A                  N/A             N/A(3)
===============================================================================================

    (1) Estimated maximum aggregate number of shares of Adirondack Financial Services Bancorp, Inc. (the "Company") common stock purchasable with employee and employer contributions under the Plan during the next 36 months.
    (2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $13.625 per share, which was the average of the high and low prices per share of the Company's common stock on July 20, 1998.
    (3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule
457(h)(2) no separate fee calculation is made for plan interests.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Gloversville Federal Savings and Loan Association 401(k) Profit Sharing Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission the "Commission") under the Securities Act of 1933, as amended
(the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Adirondack Financial Services Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration Statement:

(a) The prospectus contained in the Company's Registration Statement on Form S-1 filed on January 2, 1998 (Registration No. 333-43697), as amended by Pre-Effective Amendment No. 1 to Form S-1 filed on February 7, 1998 and Pre-Effective Amendment No. 2 to Form S-1 filed on February 11, 1998;

(b) all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act through the date hereof; and

(c) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 000-29666) filed with the Commission on February 11, 1998 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Menzo D. Case, Executive Vice President, Chief Operating Officer, Secretary and Treasurer, 52 North Main Street, Gloversville, New York 12078-3084, telephone number (518) 725-6331.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.



Regulation
   S-K                                                    Reference to Prior
 Exhibit                                                   Filing or Exhibit
 Number                  Document                       Number Attached Hereto
----------     ----------------------------             ----------------------


4               Instruments defining the rights of
                security holders, including debentures:

                Certificate of Incorporation of                    *
                Adirondack Financial Service
                Bancorp, Inc.

                Bylaws of Adirondack Financial Services            **
                Bancorp, Inc.


5               Opinion of Silver, Freedman & Taff, L.L.P.         5


23              Consents of Experts and Counsel:

                Consent of Silver, Freedman & Taff, L.L.P.     Contained in
                                                                Exhibit 5
                Consent of KPMG Peat Marwick LLP                    23.2

24              Power of Attorney                               Contained on
                                                               Signature Page

99.1             Gloversville Federal Savings and                  ***
                 Loan Association 401(k) Profit Sharing
                 Plan and Trust (the "Plan")

99.2             Form 5500-C/R for the Plan                        ****

____________
*   Incorporated hereby by reference to Exhibit 3.1 of the Company's
    Registration Statement on Form S-1 (Registration No. 333-43697).

**  Incorporated hereby by reference to Exhibit 3.2 of the Company's
    Registration Statement on Form S-1 (Registration No. 333-43697).

*** Incorporated herein by reference to Exhibit A to the prospectus supplement included in Pre-Effective Amendment No. Two to the Company's
    Registration Statement on Form S-1. (Registration No. 333-43697)

****Incorporated herein by reference to Exhibit B to the prospectus supplement included in Pre-Effective Amendment No. Two to the
    Company's Registration Statement on Form S-1. (Registration No. 333-
    43697)

      The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal
Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
     Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
     Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gloversville, State of New York on July 21, 1998.

                    ADIRONDACK FINANCIAL SERVICES BANCORP, INC.


                    By:  /s/ Lewis E. Kolar
                         ---------------------------------------------
                         Lewis E. Kolar, President and Chief Executive
                         Officer (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis E. Kolar, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/ Richard D. Ruby                       /s/ Lewis E. Kolar
--------------------------------------    ------------------------------------------
Richard D. Ruby, Chairman of the Board    Lewis E. Kolar, President, Chief Executive
                                          Officer and Director (Principal Executive
                                          and Operating Officer)

Date:     July 21, 1998                   Date:     July 21, 1998



/s/ Priscilla J. Bell                     /s/ Timothy E. Delaney
--------------------------------------    ------------------------------------------
Priscilla J. Bell, Director               Timothy E. Delaney, Director

Date:     July 21, 1998                   Date:     July 21, 1998


/s/ Donald I. Lee                         /s/ Menzo D. Case
--------------------------------------    ------------------------------------------
Donald I. Lee, Director                   Menzo D. Case, Executive Vice President,
                                          Chief Operating Officer, Treasurer and
                                          Secretary (Principal Financial and
                                          Accounting Officer)

Date:     July 21, 1998                   Date:     July 21, 1998


/s/ Robert J. Sofarelli
--------------------------------------
Robert J. Sofarelli, Director

Date:     July 21, 1998


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gloversville, State of New York, on July 21, 1998.

                       Gloversville Federal Savings and Loan Association 401(k) & Profit Sharing Plan and Trust



/s/ Lewis E. Kolar                    /s/ Menzo D. Case
----------------------------------    ----------------------------------
Lewis E. Kolar                        Menzo D. Case
Member, Administrative Committee      Member, Administrative Committee


Date:     July 21, 1998               Date: July 21, 1998


/s/ Shannon Stergas
-----------------------------------
Shannon Stergas
Member, Administrative Committee


Date:      July 21, 1998

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549










                             EXHIBITS


                                TO


                REGISTRATION STATEMENT ON FORM S-8



                              UNDER


                    THE SECURITIES ACT OF 1933










           ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                          EXHIBIT INDEX





Regulation
   S-K                                                    Reference to Prior
 Exhibit                                                   Filing or Exhibit
 Number                  Document                       Number Attached Hereto
----------     ----------------------------             ----------------------


4               Instruments defining the rights of
                security holders, including debentures:

                Certificate of Incorporation of                    *
                Adirondack Financial Service
                Bancorp, Inc.

                Bylaws of Adirondack Financial Services            **
                Bancorp, Inc.


5               Opinion of Silver, Freedman & Taff, L.L.P.         5


23              Consents of Experts and Counsel:

                Consent of Silver, Freedman & Taff, L.L.P.     Contained in
                                                                Exhibit 5
                Consent of KPMG Peat Marwick LLP                    23.2

24              Power of Attorney                               Contained on
                                                               Signature Page

99.1            Gloversville Federal Savings and                   ***
                Loan Association 401(k) Profit Sharing
                Plan and Trust (the "Plan")

99.2            Form 5500-C/R for the Plan                         ****

____________


* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 333-43697).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 333-43697).

*** Incorporated herein by reference to Exhibit A to the prospectus supplement included in Pre-Effective Amendment No. Two to the Company's Registration Statement on Form S-1. (Registration No. 333-43697)

****Incorporated herein by reference to Exhibit B to the prospectus supplement included in Pre-Effective Amendment No. Two to the
    Company's Registration Statement on Form S-1. (Registration No. 333-
    43697)